UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2018

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MSC Industrial Direct Co., Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York	1-14130	11-3289165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Maxess Road, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 812-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 25, 2018, MSC Industrial Direct Co., Inc. (the “Company”) entered into an agreement (the “Stock Purchase Agreement”) with Mitchell Jacobson, the Company’s Chairman, Erik Gershwind, the Company’s President and Chief Executive Officer, and three other beneficial owners (collectively, the “Sellers”) of the Company’s Class B common stock, par value $0.001 per share (“Class B Common Stock”) who, in the aggregate, beneficially own 11,325,928 shares of the Company’s Class A common stock, par value $0.001 per share (“Class A Common Stock”) (including, in the aggregate, 10,485,155 shares of the Company’s Class B Common Stock that are immediately convertible on a one-for-one basis into shares of Class A Common Stock), representing in the aggregate beneficial ownership of approximately 20.0% of the outstanding shares of Class A Common Stock as of July 23, 2018. Pursuant to the Stock Purchase Agreement, in connection with the Company’s existing share repurchase authorization under which the maximum number of shares that may yet be repurchased by the Company is 2,564,734 shares (the “Share Repurchase Authorization”), each Seller has agreed to sell or cause to be sold by trusts or other entities on whose behalf such Seller acts, and the Company has agreed to purchase, a pro rata number of shares of Class A Common Stock, such that the Sellers’ aggregate percentage ownership in the Company would remain substantially the same. The shares to be purchased under the Stock Purchase Agreement will be purchased each month at a price per share equal to the volume weighted average market price that the Company paid for shares repurchased during the previous month from holders of Class A Common Stock under the Share Repurchase Authorization. Pursuant to the Stock Purchase Agreement, the Sellers have also agreed to not purchase or sell any shares on the open market while the Stock Purchase Agreement is in effect. Either the Company or the Sellers may terminate the Stock Purchase Agreement upon 10 days’ notice. The Stock Purchase Agreement was approved by the Nominating and Corporate Governance Committee of the Company’s Board of Directors as well as the disinterested members of the Company’s Board of Directors.

The timing and actual number of shares repurchased will depend on a variety of factors, including price, market conditions, and applicable legal and regulatory requirements. The Company is not obligated to repurchase any specific number of shares on the open market and purchases may be suspended or terminated at any time without prior notice.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Stock Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

ITEM 8.01  OTHER EVENTS

On July 26, 2018, the Company issued a press release regarding the Stock Purchase Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this Current Report on Form 8-K may constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future, including statements about share repurchases (including purchases under the Stock Purchase Agreement), are forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this this Current Report on Form 8-K does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material. Factors that could cause actual results to differ materially from those in forward-looking statements include the risk that the Company does not repurchase shares under the Share Repurchase Authorization and under the Stock Purchase Agreement in amounts that it anticipates. Additional information concerning these and other risks is described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the reports on Forms 10-K and 10-Q that the Company files with the U.S. Securities and Exchange Commission. The Company assumes no obligation to update any of these forward-looking statements.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits:
Exhibit No.	Description
10.1	Stock Purchase Agreement, dated as of July 25, 2018, by and between MSC Industrial Direct Co., Inc. and the persons listed on Schedule I thereto.
99.1	Press Release, dated July 26, 2018, issued by MSC Industrial Direct Co., Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSC INDUSTRIAL DIRECT CO., INC.

Date: July 26, 2018	By:	/s/ Rustom Jilla
	Name:	Rustom Jilla
	Title:	Executive Vice President and Chief Financial Officer